Exhibit 99.1

Diffusion Pharmaceuticals Announces Positive Effects in Altitude Trial

●	Positive effects on oxygenation observed with the 2.5 mg/kg dose at the end of the exercise interval
●	Positive effects on post-exercise recovery based when comparing measurements 10 min post-exercise to measurements at the end of the exercise interval
●	TSC was safe and well tolerated by all subjects with no serious adverse events reported

CHARLOTTESVILLE, Va., June 23, 2022 -- Diffusion Pharmaceuticals Inc. (NASDAQ:DFFN) (“Diffusion” or the “Company”), a biopharmaceutical company developing therapies that enhance the body’s ability to deliver oxygen to areas where it is needed most, today announced positive effects from its second Oxygenation Trial, the Altitude Trial.

“This was a specialized study designed to evaluate TSC’s novel oxygen-enhancing mechanism when administered under hypoxic and physically stressful conditions. Subjects were exposed to simulated high altitude with resultant hypoxia and then rode a bike to exhaustion under a stepped protocol. We believe the positive effects in this trial on serum markers of pH and lactate, as well as improvement in oxygen saturation recovery after exercise, further supports the thesis that TSC enhances oxygen diffusion to tissue under hypoxic conditions,” said Chris Galloway, MD, Chief Medical Officer of Diffusion. “When combined with the positive effects observed in the TCOM Trial and the clinical effects observed in our prior clinical trials, we believe these data support our plans for further development of TSC to treat conditions complicated by hypoxia,” he added.

Study Results

Under hypoxic conditions, cells become starved for oxygen and they transition to anaerobic metabolism, increasing lactic acid production and resulting in a decreased pH and increased total lactate levels within the blood.

In the Altitude Trial, following exercise under hypoxic conditions, an increase in pH and a decrease in lactate were observed in the study subjects treated with the highest dose of TSC (2.5 mg/kg), both at the end of the exercise period and at 10 minutes post-exercise. These data suggest the 2.5 mg/kg dose of TSC decreased blood acidity (i.e., lactic acid accumulation) and enhanced metabolic recovery at 10 minutes after completion of exercise under the stressful conditions of simulated high altitude and exercise.

These positive changes observed in blood markers of oxygen utilization results in the Altitude Trial suggest TSC may enhance oxygen availability at the cellular level.

Specific results include the following:

Positive effects on lactate and pH were observed with the TSC 2.5 mg/kg dose at the end of the exercise period versus the baseline measurement. The effects on pH were significantly different (p<0.1) when compared to placebo.

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A “carry-over” effect was observed in subjects who received TSC in the first treatment (“ascent”) of the day versus those who received placebo first and TSC for the second ascent. The change in pH from baseline to last study measurement was also significantly lower (p<0.05) when placebo was administered for the first ascent of the day.

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The 2.5 mg/kg dose appeared to have a positive effect on post-exercise recovery based on comparison of the measurements for pH, lactate, oxygen saturation (SpO2) and other markers at 10 minutes post-exercise versus last exercise measurements.

●	There were no observed changes among subject’s intra-day maximal oxygen consumption tests or in subject’s partial pressure of arterial blood oxygen.

●	TSC was safe and well tolerated at all doses tested in the study with no serious adverse events reported.

“The results of the Altitude Trial reinforce our belief in the therapeutic potential of TSC. We are encouraged to have seen the positive effects of TSC on lactic acidosis and acidemia, as well as the positive effects on SpO2 after the end of the exercise interval,” said Robert Cobuzzi, Jr., Ph.D., President and CEO of Diffusion. “These data reaffirm our commitment to developing TSC as an adjuvant to standard of care therapy for hypoxic solid tumors, for which we are discussing a novel clinical protocol design for our planned Phase 2 Hypoxic Tumor Trial with the US Food and Drug Administration. We expect to initiate this trial in the second half of 2022.”

Study Design

The Altitude Trial was a double-blind, randomized, placebo-controlled crossover dose exploration study designed to investigate TSC’s effects on oxygen enhancement using an experimental model to induce hypoxia in study participants. The primary endpoints measured in this study were maximal oxygen consumption and partial pressure of arterial blood oxygen in normal healthy volunteers subjected to incremental levels of physical exertion while exposed to hypoxic and hypobaric conditions at a simulated altitude of 15,000 feet above sea level. The secondary endpoints were to assess the effect of TSC on SpO2 and lactate.

A total of 30 healthy volunteers were enrolled in the trial with each subject serving as their own control by completing the experiment twice in a random, blinded order in the same day with a 3-hour rest and wash out period between experimental intervals. During one ascent, study subjects received intravenous (IV) placebo administration and the other ascent the same subject received a single IV dose of TSC at one of three dose levels (0.5 mg/kg, 1.5 mg/kg, or 2.5 mg/kg).

About Diffusion Pharmaceuticals Inc.

Diffusion Pharmaceuticals Inc. is a biopharmaceutical company developing novel therapies that enhance the body’s ability to deliver oxygen to areas where it is needed most. Diffusion’s lead product candidate, TSC, is being investigated to enhance the diffusion of oxygen to tissues with low oxygen levels, also known as hypoxia, a serious complication of many of medicine’s most intractable and difficult-to-treat conditions, including hypoxic solid tumors. For more information, please visit us at www.diffusionpharma.com.

Forward-Looking Statements

This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including: the potential therapeutic value of TSC in cancer and non-cancer indications; anticipated timelines for the initiation, completion, and announcement of data from the Company’s ongoing and planned clinical trials; and the Company’s near-term strategic priorities with respect to the development of TSC and otherwise. The Company may, in some cases, use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, the Company’s actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the novelty of the Altitude Trial design and endpoints, the relevance of trends observed in the study to any indication, including hypoxic solid tumors, and the therapeutic value of TSC; the optimal doses and dosing regimens of TSC in connection with the potential treatment of any particular disease or indication; the Company’s ability to design, initiate, enroll, execute, and complete its ongoing and planned studies evaluating TSC; the likelihood and timing of regulatory approval of TSC, if any, for the treatment of solid tumors complicated by hypoxia or any other indication, or the nature of any feedback the Company may receive from the U.S. Food and Drug Administration or other regulatory bodies; the impact of global supply chain disruptions on the Company’s drug product manufacturing capabilities, clinical development program, and associated timelines; the Company’s ability to protect and expand its intellectual property portfolio; general economic, political, business, industry, and market conditions, including the ongoing COVID-19 pandemic, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s filings most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified) and, except as required by applicable law, rule, or regulation, the Company undertakes no obligation to update any such statements after the date hereof.

Contacts

Investors:
Tiberend Strategic Advisors, Inc.
Daniel Kontoh-Boateng/Jonathan Nugent
dboateng@tiberend.com

jnugent@tiberend.com

Media:
Kate Barrette
RooneyPartners
Kbarrette@rooneypartners.com